Exhibit 99.1
For Immediate Release
United Therapeutics Corporation Reports Fourth Quarter and Full Year 2025 Financial Results
SILVER SPRING, Md. and RESEARCH TRIANGLE PARK, N.C., February 25, 2026: United Therapeutics Corporation (Nasdaq: UTHR), a public benefit corporation, today announced its financial results for the quarter and year ended December 31, 2025. Full year 2025 revenues rose to a record $3.18 billion, reflecting 11% growth over 2024.
“As we close out another remarkable year with record total revenue for the fourth year in a row, I extend my thanks to our Unitherians whose unwavering commitment to innovation and excellence fuels our mission,” said Martine Rothblatt, Ph.D., Chairperson and Chief Executive Officer of United Therapeutics. “Looking ahead, our ADVANCE OUTCOMES and TETON-1 clinical programs are on the cusp of unveiling pivotal data that could unlock significant new treatment options for patients, launching a period of transformational growth for UT.”
Michael Benkowitz, President and Chief Operating Officer of United Therapeutics, added, “This was an exceptional year for our commercial organization, highlighted by strong double‑digit revenue growth and disciplined execution by our teams. Tyvaso continued its impressive trajectory in a growing market where we are steadily increasing our share of voice. Looking ahead, we believe our commercial strength, differentiated therapies, and expanding market opportunities position us well to continue delivering durable double‑digit revenue growth.”
Fourth Quarter and Full Year 2025 Financial Results
Key financial highlights include (in millions, except per share data):

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

Total revenues	$790.2	$735.9	$3,182.7	$2,877.4
Net income	$364.3	$301.3	$1,334.7	$1,195.1
Net income, per basic share	$8.41	$6.74	$30.13	$26.44
Net income, per diluted share	$7.70	$6.19	$27.86	$24.64

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Revenues
The table below presents the components of total revenues (dollars in millions):

	Three Months Ended December 31,		Dollar Change	Percentage Change	Year Ended December 31,		Dollar Change	Percentage Change
	2025	2024			2025	2024
Net product sales:
Tyvaso DPI®	$338.6	$273.2	$65.4	24%	$1,292.5	$1,033.6	$258.9	25%
Nebulized Tyvaso®	125.7	142.7	(17.0)	(12)%	585.7	586.8	(1.1)	—%
Total Tyvaso	464.3	415.9	48.4	12%	1,878.2	1,620.4	257.8	16%
Remodulin®(1)	128.0	134.5	(6.5)	(5)%	526.8	538.1	(11.3)	(2)%
Orenitram®	121.2	107.8	13.4	12%	496.9	434.3	62.6	14%
Unituxin®	62.3	67.5	(5.2)	(8)%	226.8	238.7	(11.9)	(5)%
Adcirca®	7.8	4.7	3.1	66%	30.0	23.8	6.2	26%
Other	6.6	5.5	1.1	20%	24.0	22.1	1.9	9%
Total revenues	$790.2	$735.9	$54.3	7%	$3,182.7	$2,877.4	$305.3	11%
(1)Net product sales include sales of infusion devices, including the Remunity® and RemunityPRO™ Pumps.
Fourth Quarter 2025 Compared to Fourth Quarter 2024. Total Tyvaso revenues grew by 12 percent to $464.3 million in the fourth quarter of 2025, compared to $415.9 million in the fourth quarter of 2024. The growth in Tyvaso DPI revenues resulted primarily from an increase in quantities sold of $63.5 million, primarily due to continued growth in the number of patients following the product’s launch and, to a lesser extent, increased commercial utilization following implementation of the Medicare Part D benefit redesign under the Inflation Reduction Act (IRA). The decrease in Nebulized Tyvaso revenues resulted primarily from a decrease in quantities sold. The growth in Orenitram revenues resulted primarily from an increase in quantities sold of $10.3 million, driven, at least in part, by increased commercial utilization following the implementation of the Medicare Part D benefit redesign under the IRA.
Full Year 2025 Compared to Full Year 2024. Total Tyvaso revenues grew by 16 percent to $1,878.2 million in 2025, compared to $1,620.4 million in 2024, driven by growth in Tyvaso DPI revenues. The growth in Tyvaso DPI revenues resulted from an increase in quantities sold of $268.5 million, primarily due to continued growth in the number of patients following the product’s launch and, to a lesser extent, increased commercial utilization following implementation of the Medicare Part D benefit redesign under the IRA. The growth in Orenitram revenues resulted primarily from an increase in quantities sold of $46.0 million, driven, at least in part, by increased commercial utilization following the implementation of the Medicare Part D benefit redesign under the IRA.

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The table below presents the breakdown of total revenues between the United States and rest-of-world (ROW) (in millions):

	Three Months Ended December 31,						Year Ended December 31,
	2025			2024			2025			2024
	U.S.	ROW	Total	U.S.	ROW	Total	U.S.	ROW	Total	U.S.	ROW	Total
Net product sales:
Tyvaso DPI	$338.3	$0.3	$338.6	$272.8	$0.4	$273.2	$1,291.8	$0.7	$1,292.5	$1,033.2	$0.4	$1,033.6
Nebulized Tyvaso	118.9	6.8	125.7	136.4	6.3	142.7	531.9	53.8	585.7	545.5	41.3	586.8
Total Tyvaso	457.2	7.1	464.3	409.2	6.7	415.9	1,823.7	54.5	1,878.2	1,578.7	41.7	1,620.4
Remodulin(1)	104.3	23.7	128.0	118.0	16.5	134.5	448.9	77.9	526.8	464.2	73.9	538.1
Orenitram	121.2	—	121.2	107.8	—	107.8	496.9	—	496.9	434.3	—	434.3
Unituxin	55.9	6.4	62.3	61.8	5.7	67.5	214.7	12.1	226.8	219.6	19.1	238.7
Adcirca	7.8	—	7.8	4.7	—	4.7	30.0	—	30.0	23.8	—	23.8
Other	6.4	0.2	6.6	4.2	1.3	5.5	22.8	1.2	24.0	19.1	3.0	22.1
Total revenues	$752.8	$37.4	$790.2	$705.7	$30.2	$735.9	$3,037.0	$145.7	$3,182.7	$2,739.7	$137.7	$2,877.4
(1)Net product sales include sales of infusion devices, including the Remunity and RemunityPRO Pumps.
Expenses
Cost of sales. The table below summarizes cost of sales by major category (dollars in millions):

	Three Months Ended December 31,		Dollar Change	Percentage Change	Year Ended December 31,		Dollar Change	Percentage Change
	2025	2024			2025	2024
Category:
Cost of sales	$102.3	$74.8	$27.5	37%	$380.5	$304.3	$76.2	25%
Share-based compensation expense(1)	1.1	1.1	—	—%	3.9	5.4	(1.5)	(28)%
Total cost of sales	$103.4	$75.9	$27.5	36%	$384.4	$309.7	$74.7	24%
(1)See Share-based compensation section below for discussion.
Cost of sales, excluding share-based compensation. The increase in cost of sales for the quarter and year ended December 31, 2025, as compared to the same periods in 2024, was primarily due to increases in: (1) royalty expense resulting from a growth in revenues; (2) inventory reserve expense; and (3) the cost of products and services sold.

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Research and development expense. The table below summarizes the nature of research and development expense by major expense category (dollars in millions):

	Three Months Ended December 31,		Dollar Change	Percentage Change	Year Ended December 31,		Dollar Change	Percentage Change
	2025	2024			2025	2024
Category:
External research and development(1)	$62.7	$63.7	$(1.0)	(2)%	$245.8	$217.5	$28.3	13%
Internal research and development(2)	57.3	50.3	7.0	14%	212.3	183.6	28.7	16%
Share-based compensation expense(3)	8.9	6.7	2.2	33%	32.3	29.1	3.2	11%
Other(4)	10.6	13.1	(2.5)	(19)%	59.6	50.8	8.8	17%
Total research and development expense	$139.5	$133.8	$5.7	4%	$550.0	$481.0	$69.0	14%
(1)External research and development primarily includes fees paid to third parties (such as clinical trial sites, contract research organizations, and contract laboratories) for preclinical and clinical studies and payments to third-party contract manufacturers before regulatory approval of the relevant product.
(2)Internal research and development primarily includes salary-related expenses for research and development functions, internal costs to manufacture product candidates before regulatory approval, and internal facilities-related expenses, including depreciation, related to research and development activities.
(3)See Share-based compensation section below for discussion.
(4)Other primarily includes upfront fees and milestone payments to third parties under license agreements related to development-stage products, adjustments to the fair value of our contingent consideration obligations, and costs to acquire certain in-process research and development assets. During the year ended December 31, 2025, we recorded (a) $42.2 million in expense related to milestone payments for drug delivery device and formulation technologies; and (b) $10.8 million in expense related to adjustments to the fair value of contingent consideration obligations for manufactured organ and organ alternative projects. During the year ended December 31, 2024, we recorded $40.2 million and $8.0 million in expense related to upfront non-refundable licensing payments for drug delivery device technologies and ex vivo lung perfusion technology, respectively.
Research and development, excluding share-based compensation. The increase in research and development expense for the year ended December 31, 2025, as compared to the same period in 2024, was primarily due to: (1) increased expenditures related to manufactured organ and organ alternative projects; and (2) increased expenditures for drug delivery device and formulation technologies.

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Selling, general, and administrative expense. The table below summarizes selling, general, and administrative expense by major category (dollars in millions):

	Three Months Ended December 31,		Dollar Change	Percentage Change	Year Ended December 31,		Dollar Change	Percentage Change
	2025	2024			2025	2024
Category:
General and administrative(1)	$128.1	$116.3	$11.8	10%	$501.0	$432.8	$68.2	16%
Impairment of property, plant, and equipment (PP&E)	—	—	—	—%	21.7	—	21.7	NM(3)
Litigation accrual	0.8	6.0	(5.2)	(87)%	3.0	71.1	(68.1)	(96)%
Sales and marketing	32.7	27.0	5.7	21%	118.6	96.3	22.3	23%
Share-based compensation expense(2)	29.0	19.2	9.8	51%	111.5	109.5	2.0	2%
Total selling, general, and administrative expense	$190.6	$168.5	$22.1	13%	$755.8	$709.7	$46.1	6%
(1)Excluding impairment of PP&E and litigation accrual. See Impairment of PP&E and Litigation accrual sections below.
(2)See Share-based compensation section below for discussion.
(3)Calculation is not meaningful.
General and administrative, excluding impairment of PP&E, litigation accrual, and share-based compensation. The increase in general and administrative expense for the quarter ended December 31, 2025, as compared to the same period in 2024, was primarily due to increases in: (1) personnel expense due to growth in headcount; and (2) consulting expenses. The increase in general and administrative expense for the year ended December 31, 2025, as compared to the same period in 2024, was primarily due to increases in: (1) personnel expense due to growth in headcount; and (2) legal expenses related to litigation matters.
Impairment of PP&E. During the second quarter of 2025, we recorded a $21.7 million impairment charge to write down the carrying value of certain PP&E.
Litigation accrual. During the years ended December 31, 2025 and 2024, we recorded accruals of $3.0 million and $71.1 million, respectively, related to ongoing litigation with Sandoz Inc. We currently do not expect that the amount of any loss in excess of this accrual would be material to our financial results; however, the amount ultimately payable, if any, could be higher or lower than this amount depending on the amount of post judgment interest and the outcome of appeals, as discussed in Note 14—Litigation, to our consolidated financial statements included within our Annual Report on Form 10-K for the year ended December 31, 2025. The litigation accrual is included within selling, general, and administrative in our consolidated statements of operations.
Sales and marketing, excluding share-based compensation. The increase in sales and marketing expense for the year ended December 31, 2025, as compared to the same period in 2024, was primarily due to increases in: (1) personnel expense due to growth in headcount; and (2) marketing expenses.

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Share-based compensation. The table below summarizes share-based compensation expense by major category (dollars in millions):

	Three Months Ended December 31,		Dollar Change	Percentage Change	Year Ended December 31,		Dollar Change	Percentage Change
	2025	2024			2025	2024
Category:
Stock options	$11.4	8.0	$3.4	43%	$42.3	$29.8	$12.5	42%
Restricted stock units	26.6	17.8	8.8	49%	103.1	79.7	23.4	29%
Share tracking awards plan (STAP)	—	0.6	(0.6)	(100)%	(0.8)	32.3	(33.1)	(102)%
Employee stock purchase plan	1.0	0.6	0.4	67%	3.1	2.2	0.9	41%
Total share-based compensation expense	$39.0	$27.0	$12.0	44%	$147.7	$144.0	$3.7	3%
The increase in share-based compensation expense for the quarter and year ended December 31, 2025, as compared to the same periods in 2024, was primarily due to: (1) an increase in restricted stock unit expense due to a greater number of outstanding performance-based restricted stock units during the quarter and year ended December 31, 2025, as compared to the same periods in 2024; and (2) an increase in stock option expense due to a greater number of unvested and outstanding performance-based stock options during the quarter and year ended December 31, 2025, as compared to the same periods in 2024, partially offset by a decrease in STAP expense, as all remaining STAP awards were exercised during the first quarter of 2025.
Other income (expense), net. The changes in other income (expense), net for the quarter and year ended December 31, 2025, as compared to the same periods in 2024, were primarily due to net unrealized gains on equity securities.
Income tax expense. Income tax expense was $379.2 million for the year ended December 31, 2025, as compared to $343.9 million for the same period in 2024. Our effective income tax rate was approximately 22 percent for the years ended December 31, 2025 and 2024.
Share repurchases. We entered into accelerated share repurchase agreements (ASR agreements) with Citibank, N.A. to repurchase approximately $1.0 billion of our common stock in each August 2025 and March 2024 ($2.0 billion in the aggregate). During the quarter and year ended December 31, 2025, we received 3,882 shares and 2,642,498 shares of our common stock, respectively, under these ASR agreements. During the quarter and year ended December 31, 2024, we received zero and 3,547,374 shares of our common stock, respectively, under these ASR agreements.
Webcast
We will host a webcast to discuss our fourth quarter and full year 2025 financial results on Wednesday, February 25, 2026, at 9:00 a.m. Eastern Time. The webcast can be accessed live via our website at https://ir.unither.com/events-and-presentations. A replay of the webcast will also be available at the same location on our website.
About United Therapeutics
Founded by CEO Martine Rothblatt to discover a cure for her daughter's life-threatening rare disease, pulmonary arterial hypertension, United Therapeutics transforms the treatment of rare diseases and pioneers alternatives to expand the supply of transplantable organs. From our innovative therapies to our groundbreaking manufactured organs, we are bold and unconventional. We move quickly from scientific theory to practical technologies that can save lives. As a public benefit corporation, even our legal structure reflects our commitments. We serve patients, act with integrity, create long-term shareholder value, and operate with sustainable practices that protect the future we are working to build.

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Forward-Looking Statements
Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among others, statements related to our anticipated readouts of our ADVANCE OUTCOMES and TETON-1 clinical trials and their impacts, including the possibility that they may result in significant new treatment options for patients or a period of transformational growth for our company; our expectation that we will continue delivering double-digit revenue growth; and our goals of expanding the supply of transplantable organs, developing practical technologies that can save lives, creating long-term shareholder value, and operating with sustainable practices. These forward-looking statements are subject to certain risks and uncertainties, such as those described in our periodic reports filed with the Securities and Exchange Commission, that could cause actual results to differ materially from anticipated results. Consequently, such forward-looking statements are qualified by the cautionary statements, cautionary language and risk factors set forth in our periodic reports and documents filed with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. We claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We are providing this information as of February 25, 2026, and assume no obligation to update or revise the information contained in this press release whether as a result of new information, future events, or any other reason.
ORENITRAM, REMODULIN, REMUNITY, TYVASO, TYVASO DPI, and UNITUXIN are registered trademarks of United Therapeutics Corporation and/or its subsidiaries.
REMUNITYPRO is a trademark of United Therapeutics Corporation and/or its subsidiaries.
ADCIRCA is a registered trademark of Eli Lilly and Company.

For Further Information Contact:
Investor Inquiries
https://ir.unither.com/contact-ir
Media Inquiries
communications@unither.com

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UNITED THERAPEUTICS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(Unaudited)
Total revenues	$790.2	$735.9	$3,182.7	$2,877.4
Operating expenses:
Cost of sales	103.4	75.9	384.4	309.7
Research and development	139.5	133.8	550.0	481.0
Selling, general, and administrative	190.6	168.5	755.8	709.7
Total operating expenses	433.5	378.2	1,690.2	1,500.4
Operating income	356.7	357.7	1,492.5	1,377.0
Interest income	43.2	49.3	192.0	199.1
Interest expense	(3.1)	(7.9)	(19.5)	(42.9)
Other income (expense), net	47.2	(2.6)	48.9	5.8
Total other income, net	87.3	38.8	221.4	162.0
Income before income taxes	444.0	396.5	1,713.9	1,539.0
Income tax expense	(79.7)	(95.2)	(379.2)	(343.9)
Net income	$364.3	$301.3	$1,334.7	$1,195.1
Net income per common share:
Basic	$8.41	$6.74	$30.13	$26.44
Diluted	$7.70	$6.19	$27.86	$24.64
Weighted average number of common shares outstanding:
Basic	43.3	44.7	44.3	45.2
Diluted	47.3	48.7	47.9	48.5

SELECTED CONSOLIDATED BALANCE SHEET DATA
(In millions)

	December 31,
	2025	2024
Cash, cash equivalents, and marketable investments	$4,697.0	$4,742.3
Total assets	7,880.0	7,364.0
Total liabilities	783.8	920.0
Total stockholders' equity	7,096.2	6,444.0

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